EXHIBIT 1.01

AMERICAN OUTDOOR BRANDS, INC. CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1, 2020 TO DECEMBER 31, 2020

INTRODUCTION

This Conflict Minerals Report for American Outdoor Brands, Inc. (“AOB,” “Company,” “we,” or “our”) is provided for the reporting period January 1, 2020 to December 31, 2020, and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “conflict minerals”), and who have reason to believe that the products they manufacture, or contract to manufacture, contain conflict minerals that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country, or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.

COMPANY BACKGROUND

AOB is a leading provider of outdoor products and accessories encompassing hunting, fishing, camping, shooting, and personal security and defense products for rugged outdoor enthusiasts. We conceive, design, produce or source, and sell products and accessories, including shooting supplies, rests, vaults, and other related accessories; premium sportsman knives and tools for fishing and hunting; land management tools for hunting preparedness; harvesting products for post-hunt or post-fishing activities; electro-optical devices, including hunting optics, firearm aiming devices, flashlights, and laser grips; reloading, gunsmithing, and firearm cleaning supplies; and survival, camping, and emergency preparedness products. Our owned brands include Caldwell®, Wheeler®, Tipton®, Frankford, Arsenal®, Lockdown®, Hooyman®, BOG®, Crimson Trace®, Imperial®, Schrade®, Old Timer®, Uncle Henry®, BUBBA®, MEAT!™, and UST®, and we license for use in association with certain products we sell additional brands, including Smith & Wesson® Accessories, M&P® Accessories, and Thompson/Center™ Accessories.

On August 24, 2020, AOB was formed when American Outdoor Brands Corporation (now known as Smith & Wesson Brands, Inc.) completed the spin-off of its Outdoor Products and Accessories reporting segment into AOB. Therefore, information regarding the Reporting Period prior to August 24, 2020, refers to the Outdoor Products and Accessories reporting segment of American Outdoor Brands Corporation.

A copy of the Company’s Conflict Mineral Policy is available on our website at https://ir.aob.com/corporate-governance/conflict-minerals.

REPORT

This Conflict Minerals Report is provided for the reporting period January 1, 2020 to December 31, 2020 in accordance with the Rule, the instructions to Form SD, and the SEC Statement. Please refer to the Rule, Form SD and Securities Exchange Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

In accordance with the Rule and the instructions to Form SD, AOB undertook due diligence to determine the source of origin of any necessary conflict minerals used in products it manufactures or contracts to manufacture. In conducting its due diligence, AOB implemented the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (including the Supplements on Tin, Tantalum and Tungsten, and the Gold Supplement) (Third Edition OECD 2016) (“OECD Guidance”), an internationally recognized due diligence framework.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the OECD Guidance, as applicable, for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. The Company does not make direct purchases of raw ore or unrefined conflict minerals in the Covered Countries. We designed our due diligence measures to:

1.	design and implement strategies to determine the presence of conflict minerals in our products;
2.	establish management systems for supply chain due diligence and reporting compliance;
3.	identify and assess conflict minerals content in our supply chain;
4.	identify and mitigate any risk for potential non-compliance with the Rule; and
5.	report on our conflict minerals supply chain due diligence activities, as required by the Rule.

Due Diligence Measures Performed

Our due diligence measures for the reporting period January 1, 2020 to December 31, 2020 included the following activities:

1.

We updated our product taxonomy for the products that were subject to reporting in the 2020 reporting period, and reviewed additions with company product managers, engineers, metallurgists and supply chain personnel, to determine which products or components have the possibility of containing necessary conflict minerals.

2.

We surveyed any suppliers involved with products or components we determined could possibly contain necessary conflict minerals, to ascertain for each of these conflict minerals (i) whether the product or component contained necessary conflict minerals, (ii) the smelter or refiner where it was processed, (iii) its country of origin, and (iv) its mine of origin.

3.

We leveraged the due diligence conducted on smelters and refiners by the Responsible Minerals Initiative (the “RMI”), and its Responsible Minerals Assurance Process (the “RMAP”), by comparing the names of the smelters identified by our suppliers to those identified as compliant in the RMAP. The RMAP uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines and trading in the Democratic Republic of the Congo or any of its adjoining countries. A list of smelters identified to date, and associated information, is provided hereto as Attachment A.

Determination; 2021 Risk Mitigation

After conducting good faith due diligence on the presence of necessary conflict minerals in certain of the Company’s products, AOB has been unable to identify all smelters, refiners in its supply chain and the ultimate source of origin of such minerals. The Company is continuing its efforts to identify and mitigate risks in its supply chain and to obtain complete information from its upstream suppliers. The Company’s efforts are necessarily dependent upon the willingness of its supply chain participants to cooperate and assist in this endeavour and there can be no guarantee that the Company will be able to obtain adequate and reliable information upon which to base its analysis.

Attachment A

SMELTER DETAILS

Smelter Name	Smelter Country	3TG
A.L.M.T. TUNGSTEN Corp.	Japan	Tungsten
Aida Chemical Industries Co., Ltd.	Japan	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Gold
Alpha	United States	Tin
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Gold
Argor-Heraeus S.A.	Switzerland	Gold
Asahi Pretec Corp.	Japan	Gold
Asahi Refining Canada Ltd.	Canada	Gold
Asahi Refining USA Inc.	United States	Gold
Asaka Riken Co., Ltd.	Japan	Gold
Aurubis AG	Germany	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Gold
Boliden AB	Sweden	Gold
C. Hafner GmbH + Co. KG	Germany	Gold
CCR Refinery - Glencore Canada Corporation	Canada	Gold
Changsha South Tantalum Niobium Co., Ltd.	China	Tantalum
Chenzhou Diamond Tungsten Products Co., Ltd.	China	Tungsten
Chimet S.p.A.	Italy	Gold
China Tin Group Co., Ltd.	China	Tin
Chongyi Zhangyuan Tungsten Co., Ltd.	China	Tungsten
CV Ayi Jaya	Indonesia	Tin
CV Venus Inti Perkasa	Indonesia	Tin
D Block Metals, LLC	United States	Tantalum
Dowa	Japan	Gold
Dowa	Japan	Tin
Eco-System Recycling Co., Ltd. East Plant	Japan	Gold
EM Vinto	Bolivia	Tin
Exotech Inc.	United States	Tantalum
F&X Electro-Materials Ltd.	China	Tantalum
Fenix Metals	Poland	Tin
Fujian Jinxin Tungsten Co., Ltd.	China	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	China	Tungsten
Gejiu Kai Meng Industry and Trade LLC	China	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Tin
Global Advanced Metals Aizu	Japan	Tantalum
Global Advanced Metals Boyertown	United States	Tantalum
Global Tungsten & Powders Corp.	United States	Tungsten
Gold Refinery of Zijin Mining Group Co., Ltd.	China	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Tin
Guangdong Rising Rare Metals-EO Materials Ltd.	China	Tantalum
Guangdong Xianglu Tungsten Co., Ltd.	China	Tungsten
Guangdong Zhiyuan New Material Co., Ltd.	China	Tantalum
H.C. Starck Hermsdorf GmbH	Germany	Tantalum
H.C. Starck Inc.	United States	Tantalum
H.C. Starck Tungsten GmbH	Germany	Tungsten
Heimerle + Meule GmbH	Germany	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Tantalum
Heraeus Metals Hong Kong Ltd.	China	Gold
Heraeus Precious Metals GmbH & Co. KG	Germany	Gold
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Tungsten
Hydrometallurg, JSC	Russian Federation	Tungsten
Ishifuku Metal Industry Co., Ltd.	Japan	Gold
Istanbul Gold Refinery	Turkey	Gold

Japan New Metals Co., Ltd.	Japan	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Tungsten
Jiangxi Copper Co., Ltd.	China	Gold
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Tantalum
Jiujiang Tanbre Co., Ltd.	China	Tantalum
JX Nippon Mining & Metals Co., Ltd.	Japan	Gold
Kennametal Huntsville	United States	Tungsten
Kennecott Utah Copper LLC	United States	Gold
Kojima Chemicals Co., Ltd.	Japan	Gold
LSM Brasil S.A.	Brazil	Tantalum
LS-NIKKO Copper Inc.	Republic of Korea	Gold
Magnu's Minerais Metais e Ligas Ltda.	Brazil	Tin
Malaysia Smelting Corporation (MSC)	Malaysia	Tin
Masan Tungsten Chemical LLC (MTC)	Viet Nam	Tungsten
Materion	United States	Gold
Matsuda Sangyo Co., Ltd.	Japan	Gold
Melt Metais e Ligas S.A.	Brazil	Tin
Metallic Resources, Inc.	United States	Tin
Metallo Belgium N.V.	Belgium	Tin
Metallo Spain S.L.U.	Spain	Tin
Metalor Technologies (Hong Kong) Ltd.	China	Gold
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Gold
Metalor Technologies S.A.	Switzerland	Gold
Metalor USA Refining Corporation	United States	Gold
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Gold
Mineracao Taboca S.A.	Brazil	Tantalum
Mineracao Taboca S.A.	Brazil	Tin
Minsur	Peru	Tin
Mitsubishi Materials Corporation	Japan	Gold
Mitsubishi Materials Corporation	Japan	Tin
Mitsui Mining and Smelting Co., Ltd.	Japan	Gold
Mitsui Mining and Smelting Co., Ltd.	Japan	Tantalum
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Gold
Niagara Refining LLC	United States	Tungsten
Nihon Material Co., Ltd.	Japan	Gold
Ningxia Orient Tantalum Industry Co., Ltd.	China	Tantalum
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Tin
O.M. Manufacturing Philippines, Inc.	Philippines	Tin
Ohura Precious Metal Industry Co., Ltd.	Japan	Gold
Operaciones Metalurgicas S.A.	Bolivia	Tin
PAMP S.A.	Switzerland	Gold
PT Aneka Tambang (Persero) Tbk	Indonesia	Gold
PT Aries Kencana Sejahtera	Indonesia	Tin
PT Artha Cipta Langgeng	Indonesia	Tin
PT ATD Makmur Mandiri Jaya	Indonesia	Tin
PT Babel Inti Perkasa	Indonesia	Tin
PT Bukit Timah	Indonesia	Tin
PT Mitra Stania Prima	Indonesia	Tin
PT Prima Timah Utama	Indonesia	Tin
PT Refined Bangka Tin	Indonesia	Tin
PT Stanindo Inti Perkasa	Indonesia	Tin
PT Timah Tbk Kundur	Indonesia	Tin
PT Timah Tbk Mentok	Indonesia	Tin
PT Tinindo Inter Nusa	Indonesia	Tin
PX Precinox S.A.	Switzerland	Gold
Rand Refinery (Pty) Ltd.	South Africa	Gold
Resind Industria e Comercio Ltda.	Brazil	Tin
Royal Canadian Mint	Canada	Gold
Rui Da Hung	Taiwan	Tin
SEMPSA Joyeria Plateria S.A.	Spain	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Gold

Soft Metais Ltda.	Brazil	Tin
Solar Applied Materials Technology Corp.	Taiwan	Gold
Solikamsk Magnesium Works OAO	Russian Federation	Tantalum
Sumitomo Metal Mining Co., Ltd.	Japan	Gold
Taki Chemical Co., Ltd.	Japan	Tantalum
Tanaka Kikinzoku Kogyo K.K.	Japan	Gold
TANIOBIS Co., Ltd.	Thailand	Tantalum
TANIOBIS GmbH	Germany	Tantalum
TANIOBIS Japan Co., Ltd.	Japan	Tantalum
TANIOBIS Smelting GmbH & Co. KG	Germany	Tantalum
TANIOBIS Smelting GmbH & Co. KG	Germany	Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Tungsten
Telex Metals	United States	Tantalum
Thaisarco	Thailand	Tin
The Refinery of Shandong Gold Mining Co., Ltd.	China	Gold
Tokuriki Honten Co., Ltd.	Japan	Gold
Ulba Metallurgical Plant JSC	Kazakhstan	Tantalum
Umicore Brasil Ltda.	Brazil	Gold
Umicore Precious Metals Thailand	Thailand	Gold
Umicore S.A. Business Unit Precious Metals Refining	Belgium	Gold
United Precious Metal Refining, Inc.	United States	Gold
Valcambi S.A.	Switzerland	Gold
Western Australian Mint (T/a The Perth Mint)	Australia	Gold
White Solder Metalurgia e Mineracao Ltda.	Brazil	Tin
Wolfram Bergbau und Hutten AG	Austria	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	China	Tungsten
Xiamen Tungsten Co., Ltd.	China	Tungsten
Yamakin Co., Ltd.	Japan	Gold
Yokohama Metal Co., Ltd.	Japan	Gold
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Tin
Yunnan Tin Company Limited	China	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Gold